UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:   January 24, 2014
(Date of earliest event reported:  January 17, 2014)

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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2014, the Executive Compensation and Employee Benefits Committee (the “Compensation Committee”) of the Board of Directors of Haverty Furniture Companies, Inc. (the “Company” or “Havertys”) pursuant to the Company’s 2004 Long Term Incentive Plan authorized the grants of Restricted Stock Units (“RSUs”) and Performance Restricted Stock Units (“PRSUs”).  The grants were made to individuals subject to the Securities Exchange Commission Section 16 reporting requirements (the “executive officers”), including the following individuals who will be listed as Named Executive Officers (“NEOs”) in the Company’s proxy statement for the year ended December 31, 2013.

Named Executive Officer	# of RSUs	Target # of PRSUs - EBITDA	# of PRSUs - Sales
Clarence H. Smith	-	9,080	3,880
Dennis L. Fink	3,940	3,940	-
Steven G. Burdette	3,630	3,630	-
J. Edward Clary	3,630	3,630	-
Richard D. Gallagher	3,630	3,630	-

Each RSU and PRSU represent a contingent right to receive one share of the company's common stock. The RSUs vest in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.1.   The Compensation Committee also granted PRSUs which vest in February 2017 based on the company's EBITDA for the year ended December 31, 2014.  The number of units reported represent target performance. The actual number that become vested is based on achieving the level of EBITDA during the performance period in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.2.  Additional PRSUs were granted vesting over four years upon achieving target levels annual net sales in accordance with the schedule set forth in the notice of grant letter attached hereto as Exhibit 10.3.

On January 17, 2014, the Compensation Committee also approved new management incentive plans (the “Plans” or “MIP I” or MIP II”) to determine 2014 cash incentives for the Company’s executive officers pursuant to the Company’s 2004 Long Term Incentive Plan. The NEOs are eligible to receive a target payout from the combined Plans of 60% to 95% of their 2014 annual base salary.  The MIP I Plan represents 80% of the target payout.  The MIP I sets goals of pre-tax earnings on a quarterly and annual basis.  Participants will begin to earn the incentive once at least 80% of a goal is met increasing up to 130% of the pre-tax goal.  There is a 2% change in the incentive earned for every 1% increase or decrease in actual pre-tax earnings versus the goal with incentive potential ranging from 60% to 160% of the earnings target payout.  Pre-tax earnings for comparison to the goal will be that amount reported in the annual Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, store closing costs, and the cumulative effect of accounting changes, as determined in accordance with generally accepted accounting principles, as applicable. The MIP II Plan allocates the remaining 20% of the target payout for achieving additional performance criteria or specific projects or initiatives tailored to each person as established by the Compensation Committee.  The Compensation Committee has discretion in the administration of the Plans.

Item 9.01             Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits
10.1           Form of Restricted Stock Units Award Notice.
10.2           Form of Performance Restricted Stock Units (EBITDA) Award Notice.
10.3           Form of Performance Restricted Stock Units (Sales) Award Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
January 24, 2014	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer